NEWS RELEASE For More Information: Heather J. Wietzel SVP, Investor Relations 800-282-6242 • 205-776-3028 • InvestorRelations@ProAssurance.com

ProAssurance Announces Election of Richard J. Bielen, C.P.A., and Staci M. Pierce, J.D., to Board

BIRMINGHAM, Ala. - (May 23, 2024) - ProAssurance Corporation (NYSE:PRA) today announced that at its Annual Meeting of Shareholders held on May 22, shareholders elected new directors Richard J. Bielen, C.P.A., and Staci M. Pierce, J.D., and re-elected directors Bruce D. Angiolillo, J.D. (chairman), and Samuel A. Di Piazza, Jr., C.P.A., to serve three year terms expiring at the company's 2027 annual meeting. The company's board of directors now consists of 10 members, down from the previous 12.
In addition, shareholders approved the ProAssurance Corporation 2024 Equity Incentive Plan and ratified the selection of Ernst & Young, LLP as the independent auditing firm for the fiscal year ending December 31, 2024. Acting on matters related to compensation, shareholders approved, on an advisory basis, the compensation of our named executive officers. All proposals on the ballot were approved by a substantial supermajority of votes cast.
Bielen is the President and Chief Executive Officer of Protective Life Corporation. He brings more than 35 years of experience in various executive roles in the financial services industry.
Pierce is the Chief Executive Officer at Action Resources, a transportation and environmental services company headquartered in Birmingham, Alabama. She brings more than eight years of experience in executive and leadership roles in the transportation and environmental services industries, in addition to five years of experience as a practicing attorney.
"ProAssurance looks to its board of directors for a diversity of viewpoints, backgrounds, and experience, among other skills" said Ned Rand, President and Chief Executive Officer. "With the addition of Rich and Staci, our board is even better positioned as a resource as we work to achieve our objectives in our core lines of insurance - medical professional liability and workers’ compensation.”
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in medical professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance.
ProAssurance Group is rated “A” (Excellent) by AM Best. ProAssurance and its operating subsidiaries (excluding NORCAL Group) are rated “A-” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, follow @ProAssurance on X (formerly Twitter) or LinkedIn. ProAssurance’s YouTube channel regularly presents thought-provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
Any statements in this news release that are not historical facts or explicitly stated as an opinion are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to significant risks, assumptions and uncertainties that could cause actual results to differ materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of agents or brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake and specifically declines any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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